REINSURANCE GROUP OF AMERICA, INCORPORATED
FLEXIBLE STOCK PLAN
RESTRICTED STOCK UNIT AGREEMENT
Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), and <first_name> <last_name> (“Employee”), hereby agree as follows:
SECTION 1
GRANT OF RSUs
Pursuant to the Reinsurance Group of America, Incorporated Flexible Stock Plan, as amended and restated on May 23, 2017 and further amended effective May 19, 2021 (the “Plan”), and pursuant to action of the Committee charged with the Plan’s administration, the Company has granted to Employee, effective March xx, 2023 (the “Date of Grant”), subject to the terms, conditions and limitations stated in this Restricted Stock Unit Agreement (this “Agreement”), the Plan and the Company’s Executive Compensation Recoupment Policy (as discussed in Section 5(c)), an award of restricted stock units (“RSUs”) with respect to <shares_awarded> shares of Common Stock.
SECTION 2
TERMS OF GRANT
(i)Vesting Period. The vesting period for this award is the three (3) year period beginning January 1 of the year of the Date of Grant, and ending December 31 of the second year following the year of the Date of Grant (i.e., year 3) (the “Vesting Period”).
(ii)Payment.
(a)RSUs Payable In Common Stock. Subject to early termination of this Agreement pursuant to Sections 3 or 4 below, on or after January 1 but no later than December 31 following the last day of the Vesting Period, the Company will deliver to Employee one (1) share of the Company’s Common Stock for each RSU granted under this Agreement; provided, however, that any fractional RSU shall be paid in cash equal to such fraction of the Fair Market Value of a share of Common Stock on the date of payment; provided, further, that the Committee shall have the discretion to reduce or eliminate the number of shares of Common Stock delivered hereunder.
(b)Dividend Equivalents. RSUs shall not include dividend equivalent payments or dividend credit rights.
SECTION 3
CONDITIONS AND LIMITATIONS ON RIGHT TO RECEIVE
RSUs OR COMMON SHARES
(i)Demotion or Transfer. If Employee is demoted or transferred to a position with the Company or any of its Affiliates in which Employee is not eligible to participate in the Plan prior to the expiration of the Vesting Period, as determined by the Committee, this Agreement will terminate and be of no further force or effect and the RSUs awarded to Employee hereunder shall be forfeited.
(ii)Termination of Employment.
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(a)Death. If Employee ceases to be employed by the Company or any of its Affiliates prior to the expiration of the Vesting Period due to his or her death, the Company shall pay to the legal representative of Employee’s estate or revocable living trust a pro rata proportion of the shares of Common Stock that would have been issued to Employee under this Agreement. The number of shares of Common Stock representing such payment shall be determined by multiplying such shares by a fraction, the numerator of which is the number of calendar months in the Vesting Period prior to Employee’s death, and the denominator of which is 36. Such pro rata proportion shall be paid to the legal representative of Employee’s estate or revocable living trust at such time as determined by the Company. Employment for any portion of a calendar month during the Vesting Period shall be deemed employment for that calendar month.
(b)Disability. If Employee ceases to be employed by the Company or any of its Affiliates prior to the expiration of the Vesting Period due to his or her Disability, the Company shall pay to Employee a pro rata proportion of the shares of Common Stock that would have been issued to Employee under this Agreement. The number of shares of Common Stock representing such payment shall be determined by multiplying such shares by a fraction, the numerator of which is the number of calendar months in the Performance Period prior to Employee’s termination of employment due to Disability, and the denominator of which is 36. Such pro rata proportion shall be paid to Employee at the same time and in the same manner as specified in Section 2(b)(1) above. Employment for any portion of a calendar month during the Vesting Period shall be deemed employment for that calendar month. For purposes of this Agreement, “Disability” shall mean disability as defined in any long-term disability plan maintained by the Company or an Affiliate which covers Employee or, in the absence of any such plan, the physical or mental condition of Employee arising during the Vesting Period, which in the opinion of a qualified physician chosen by the Company prevents Employee from continuing employment with the Company and its Affiliates.
(c)Retirement. If Employee ceases to be a full-time employee of the Company or any of its Affiliates (as may be determined by the Company or such Affiliate from time to time) at any time during the first year of the Vesting Period due to Retirement, this Agreement will terminate and be of no further force or effect and the RSUs awarded to Employee hereunder shall be forfeited, unless otherwise determined by the Committee.
If Employee ceases to be employed by the Company or any of its Affiliates at any time during the second or third year of the Vesting Period due to Retirement, Employee (or, upon Employee’s death following Retirement, the legal representative of Employee’s estate or revocable living trust) shall receive the shares of Common Stock that would have been issued to Employee under this Agreement had the Retirement not occurred, payable as set forth in Section 2(b) above; provided, however, that (i) Employee must maintain full-time equivalent employment status (as may be determined by the Company or such Affiliate) through December 31 of the first year of the Vesting Period and (ii) if, following any such Retirement, Employee is employed by or associated with an organization that competes with the Company or any of its Affiliates as determined by the Committee, this Agreement will terminate and be of no further force or effect and the RSUs awarded to Employee hereunder shall be forfeited, unless otherwise determined by the Committee.
For purposes of this Agreement, “Retirement” shall mean termination of employment with the Company and its Affiliates after Employee has attained a combination of age and years of service that equals at least sixty-five (65); provided that, (A) Employee has been employed by the Company and its Affiliates for at least five (5)

years and (B) the maximum number of years of service credited for purposes of this calculation shall be ten (10).
(d)Other Termination. If Employee’s employment with the Company and its Affiliates is terminated prior to payment of the shares of Common Stock as specified in Section 2(b) above, whether voluntarily or involuntarily, for any reason other than death, Disability or Retirement, this Agreement will terminate and be of no further force or effect and the RSUs awarded to Employee hereunder shall be forfeited, unless otherwise determined by the Committee.
SECTION 4
CHANGE OF CONTROL

Following any Change of Control, the number of shares of Common Stock determined in accordance with Sections 1 and 2(b) (and, upon Employee’s death, Disability or Retirement prior to the end of the Vesting Period, Section 3(b)) shall be delivered to Employee (or, upon Employee’s death, the legal representative of Employee’s estate or revocable living trust) at the same time and in the same manner as specified in Section 2(b) above. Section 3(b)(3) shall not apply in the case of involuntary termination of Employee’s employment by the Company or an Affiliate following a Change of Control other than for cause. For purposes of this Section, “cause” shall mean (a) any conduct, act or omission that is contrary to Employee’s duties as an officer or employee of the Company or any of its Affiliates, or that is inimical or in any way contrary to the best interests of the Company or any of its Affiliates, or (b) employment of Employee by or association of Employee with an organization that competes with the Company or any of its Affiliates, in each case as determined by the Committee.
SECTION 5
MISCELLANEOUS

(a)Rights in Shares Prior to Issuance. Prior to issuance of shares of Common Stock in accordance with Section 2(b), neither Employee nor his or her legatees, personal representatives or distributees (i) shall be deemed to be a holder of any shares of Common Stock represented by the RSUs awarded hereunder or (ii) have any voting rights with respect to any such shares.

(1)Non-assignability. The RSUs shall not be transferable by Employee other than by will or by the laws of descent and distribution; provided that, Employee may transfer the RSUs during his or her lifetime to a revocable living trust of which Employee is grantor, or to another form of trust indenture of which Employee is a grantor or a beneficiary.

(2)Recoupment. The award granted pursuant to this Agreement is subject to the terms and conditions contained in the Company’s Executive Compensation Recoupment Policy (as such policy may be amended from time to time, the “Recoupment Policy”), which permits the Company to recoup all or a portion of awards made to certain employees upon the occurrence of any Recoupment Event (as defined in the Recoupment Policy), and may become subject to any clawback policy that may be adopted by the Company in the future, including without limitation any such policy or amended version of the Recoupment Policy required to comply with the final Securities and Exchange Commission rules and/or New York Stock Exchange listing standards with respect to recoupment adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Recoupment Policy, together with any such other policies, collectively, the “Policies”).  If the award granted pursuant to this Agreement becomes subject to recoupment pursuant to any one or more of the Policies, the Company may utilize any method of recovery specified in any of such Policies in connection with any award recoupments required or permitted under any of such Policies.

(3)Securities Law Requirements. The Company shall not be required to issue shares of Common Stock pursuant to this Agreement unless and until (i) such shares have been duly listed upon each stock exchange on which the Company’s Common Stock is then registered and (ii) a registration statement under the Securities Act of 1933 with respect to such shares is then effective.

    (e)    Designation of Beneficiaries. Employee may file with the Company a written designation of a beneficiary or beneficiaries to receive, upon Employee’s death, the shares of Common Stock determined in accordance with Section 3(b) and subject to all of the provisions of this Agreement. An Employee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to receive shares of Common Stock, the Committee may recognize only receipt of such shares by the personal representative of the estate of Employee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

    (f)    Changes in Capital Structure. If there is any change in the Common Stock by reason of any extraordinary dividend, stock dividend, spin-off, split-up, spin-out, recapitalization, warrant or rights issuance or combination, exchange or reclassification of shares, merger, consolidation, reorganization, sale of substantially all assets or, as determined by the Committee, other similar or relevant event, then the number, kind and class of shares of Common Stock available for RSUs and the number, kind and class of shares of Common Stock subject to outstanding RSUs, as applicable, shall be appropriately adjusted by the Committee. The issuance of shares of Common Stock for consideration and the issuance of rights with respect to Common Stock shall not be considered a change in the Company’s capital structure. No adjustment provided for in this Section shall require the issuance of any fractional shares.

    (g)    Right to Continued Employment. Nothing in this Agreement shall confer on Employee any right to continued employment or interfere with the right of an employer to terminate Employee’s employment at any time.

    (h)    Tax Withholding. Employee must pay, or make arrangements acceptable to the Company for the payment of any and all federal, state and local tax withholding that in the opinion of the Company is required by law. Unless Employee satisfies any such tax withholding obligation by paying the amount in cash or by check, the Company will withhold shares of Common Stock having a Fair Market Value on the date of withholding equal to the tax withholding obligation.

(i)    Copy of Plan. By signing this Agreement, Employee acknowledges receipt of a copy of the Plan and any offering circular related to the Plan.
(j)    Choice of Law; Venue. This Agreement will be governed by the laws of the State of Missouri, without giving regard to the conflict of law provisions thereof. Any legal action arising out of this Agreement may only be brought in the Circuit Court in St. Louis County and/or the United States District Court in St. Louis, Missouri.
(k)    Execution. An authorized representative of the Company has signed this Agreement, and Employee has signed this Agreement to evidence Employee’s acceptance of the award on the terms specified in this Agreement and the Plan, all as of the Date of Grant.
(l)    Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A of the Code. Notwithstanding anything herein to the contrary, if Employee is determined to be a specified employee within the meaning of Section 409A of the Code, any payment on account of termination of employment shall be made on the first payroll date which is more than six months following the date of Employee’s termination of employment to the extent required to avoid any adverse tax consequences under Section 409A of the Code. To the extent necessary for compliance with Code Section 409A, references to termination of employment under this Agreement shall mean a “separation from service” within the meaning of Section 409A of the Code.
SECTION 6
TERMS OF THE PLAN

This award is granted under and is expressly subject to all the terms and provisions of the Plan, which terms are incorporated herein by reference. The Plan and this Agreement are administered by the Committee. Any determination under the Plan or this Agreement made by the Committee shall be at the Committee’s sole discretion. Capitalized terms used and not otherwise defined in this Agreement shall have the same meanings ascribed to them in the Plan.
Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this ___ day of ________, 2023.
Reinsurance Group of America, Incorporated
By: ____________________________
Anna Manning
Chief Executive Officer
Employee
_______________________________
Name: <first_name> <last_name>